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                                           EXHIBIT 11

                        COMPUTATION OF NET EARNINGS PER COMMON SHARE
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                                                       Year Ended December 31,
                                                --------------------------------------------
                                                    1998            1997            1996
                                                ------------    ------------    ------------
EARNINGS
--------
Earnings from Continuing Operations              $ 9,537,904     $ 6,961,090     $ 4,838,274
Earnings (Loss) from Discontinued Operations              --      (6,698,240)        178,118
                                                 -----------     -----------     -----------
        Net Earnings                             $ 9,537,904     $   262,850     $ 5,016,392
                                                 ===========     ===========     ===========

SHARES
------
Weighted Average Number of
     Common Shares Outstanding (See Note)          5,274,881       4,806,834       4,756,789
Additional Shares Assuming
     Conversion of Stock Options                     205,250         125,994         103,766
                                                   ---------       ---------       ---------
Weighted Average Common Shares
     Outstanding and Equivalents                   5,480,131       4,932,828       4,860,555
                                                   =========       =========       =========


Basic Earnings Per Share:
     Earnings From Continuing Operations            $   1.81       $    1.45       $    1.01
     Earnings (Loss) From Discontinued Operations         --           (1.40)            .04
                                                    --------       ---------       ---------
        Net Earnings                                $   1.81       $     .05       $    1.05
                                                    ========       =========       =========

Diluted Earnings Per Share:
     Earnings From Continuing Operations            $   1.74       $    1.41       $     .99
     Earnings (Loss) From Discontinued Operations         --           (1.36)            .04
                                                    --------       ---------       ---------
        Net Earnings                                $   1.74       $     .05       $    1.03
                                                    ========       =========       =========


Note:   All activity during the year has been adjusted for the number of days in the year that the shares were outstanding.

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